		James M. Halley Q.C.	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.	R. Stuart Wells
		M. Douglas Howard	W.W. Lyall D. Knott, Q.C.	William A. Ruskin	Patrick A. Williams
		Alexander Petrenko	Bernard Pinsky	Roy A. Nieuwenburg	William C. Helgason
		William D. Holder	Nigel P. Kent	Douglas W. Lahay	David W. Kington
		Diane M. Bell	Anne L.B. Kober	R. Brock Johnston	Neil P. Melliship
		Kenneth K.C. Ing	Darren T. Donnelly	Mark S. Weintraub	Neo J. Tuytel
		Ross D. Tunnicliffe	Kevin J. MacDonald	Don C. Sihota	James A. Speakman
		Kerstin R. Tapping	Ethan P. Minsky	Brock H. Smith	John C. Fiddick
		D. Lawrence Munn	R. Glen Boswall	Hannelie G. Stockenstrom	Bonnie S. Elster
		Virgil Z. Hlus	Samantha Ip	Jonathan L.S. Hodes	William L. Macdonald
		Aaron B. Singer	Peter M. Tolensky	Thea L. Koshman	Tony Fogarassy
		Allyson L. Baker	Warren G. Brazier	Amy A. Mortimore	L.K. Larry Yen
Reply Attention of	Bernard Pinsky	Veronica P. Franco	Krista Prockiw	Brent C. Clark	Jane Glanville
Direct Tel.	604.643.3153	Keri T. Grenier	Sean D. Vanderfluit	Richard T. Weiland	Adam I. Zasada
EMail Address	bip@cwilson.com	Andrea M. East	Cam McTavish	Steve Veitch	Lisa D. Hobman
Our File No.	32155-1 / CW959936.1	Valerie S. Dixon	Jonathan C. Lotz	Dianne D. Rideout	Tasha L. Coulter
		David J. Fenrich	Kari Richardson	Vikram Dhir	Adam M. Dlin
		Sarah W. Jones	Michal Jaworski	Shauna K. Towriss

Associate Counsel: Nicole M. Byres
Associate Counsel: Michael J. Roman

NOVEMBER 24, 2006

Blink Couture Inc.
1199 Marinaside Crescent
Vancouver, BC V6Z 2Y2

Attention:    Ms. Suzie Milka, President

Dear Madam:

Re:	Blink Couture Inc. – Registration Statement on
Form SB-2 filed November 24, 2006

     We have acted as counsel to Blink Couture Inc. (the "Company") a Delaware corporation, in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") through which up to 340,250 shares of the Company's common stock (the "Registered Shares"), without par value, are being registered pursuant to the Securities Act of 1933, for resale by certain selling shareholders named in the Registration Statement as further described in the Registration Statement filed on November 24, 2006.

     In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

(a)	Articles of Incorporation of the Company;

(b)	Bylaws of the Company;

(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)	The Registration Statement; and

(e)	The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

     We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents

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submitted to us as copies or as facsimiles of copies of originals, conform with the originals, which assumptions we have not independently established, we have relied upon statements or certificates of officers or representatives of the Company.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares are duly and validly authorized and issued, fully paid and non-assessable.

     This opinion letter is opining upon and is limited to the current federal laws of the United States and the Delaware General Corporation law, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit and the reference to our firm in the Registration Statement.

Yours truly, CLARK WILSON LLP /s/ CLARK WILSON LLP